Exhibit 10.2

AMENDMENT NO. 2 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO SERVICES AGREEMENT (this “Amendment”) is made and entered into effective as of September 29, 2015, by and between MPM Heartland House, LLC, a limited liability company organized under the laws of the State of Delaware (“MPM-HH”), and Aratana Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement (as defined below).

RECITALS

WHEREAS,  MPM-HH and the Company are parties to that certain services agreement,  effective as of May 1, 2013 as amended effective as of May 1, 2014 (the “Agreement”); and

WHEREAS, MPM-HH and the Company are parties to a lease, effective as of May 1, 2013 and amended effective as of May 1, 2014 and September 29, 2015, to certain office space at the MPM Heartland House located at 1901 Olathe Boulevard, Kansas City, Wyandotte County, Kansas  (as amended, the “Lease”);

WHEREAS, in accordance with Section 10 of the Agreement, MPM-HH and the Company desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1. AMENDMENTS TO AGREEMENT.

1.1 Amendment to Section 3  (Term). Section 3 of the Agreement is hereby amended and restated in its entirety to read as follows:

4. Term.    The term of this Agreement shall be deemed to have commenced on May 1, 2013, and shall continue until December 31, 2015, unless agreed in writing by both parties to extend the Term on a month-to-month basis.

2. No Other Amendment.  Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3. Counterparts; Execution by Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages thereto by facsimile transmission or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) by the parties and may be used in lieu of the original Amendment for all purposes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized representatives as of the date indicated below.

MPM HEARTLAND HOUSE, LLC

A Delaware Limited Liability Company

By:____/s/ Steven St. Peter__________________

Name:  Steven St. Peter
Title:    Vice President

Date:   September 29, 2015

ARATANA THERAPEUTICS, INC.

A Delaware Corporation

By:____/s/ Craig A. Tooman_________________

Name:  Craig A. Tooman
Title:   Chief Financial Officer and Treasurer

Date:   September 29, 2015